Exhibit 3.194

EXHIBIT “A”

ARTICLES OF AMENDMENT

TO THE

ARTICLES OF INCORPORATION OF

KORD’S AMBULANCE SERVICE, INC.

Article V of the Articles of Incorporation shall be amended to read:

“V

The corporation shall have perpetual existence.”

NEW SHAREHOLDER’S CONSENT TO ELECTION

UNDER 1954 CODE SECTION 1372(A)

Name of corporation KORD’S AMBULANCE SERVICE, INC.

Number of Street 28 N. Fremont Ave. P.O. Box 4633

City	or Town Tucson Postal Zone 5719 State Arizona

Taxable	year for which effective 1-66, 12-66 Date of Original Election June 3, 1966

I consent to the election of the above named corporation under 1954 Code Section 1372(A) to taxation as a “Small Business Corporation” effective as previously elected.

This consent is made with respect to the following shares of stock and includes all corporation shares which I owned as of this date:

Number of Shares	Date(s) Acquired	Name and address of person(s) from whom acquired
20,000	June 3, 1966	Original issue

Name of Shareholder		Signature of New Shareholder		Date Signed

Number and Street		Husband and Wife-Community Property, Joint Tenancy, Tenancy by the Entirety, Tenancy in Common – CONSENT SIGNATURE OF SPOUSE

City or town	Postal Zone	State	Name of Spouse

________________	________________	________________	________________

________________	________________	________________	________________

________________	________________	________________	________________

		Signature of Spouse		Date Signed

		_____________________________________		________________

which were filed in the office of the Arizona Corporation Commission on the              of              May, 1966                      as provided by law.

IN WITNESS WHEREOF,

Case No. 110794

PLAINTIFF’S EXHIBIT NO.________________

Iden.________________

Adm.________________

DEFENDANT’S EXHIBIT NO. K-S F

Iden. 7-12-71

Adm.________________

Frances C. Gibbons, Clerk

By S. Anderson

ARTICLES OF INCORPORATION

OF

KORD’S AMBULANCE SERVICE, INC.

ILLEGIBLE

ILLEGIBLE

ARTICLE I

The name of the corporation shall be:

KORD’S AMBULANCE SERVICE, INC.

ARTICLE II

The names and addresses of the incorporators are:

William C. Kordsiemon	James F. Ronstadt
2111 E. Montevista Drive	2112 E. Montevista Drive
Tucson, Arizona	Tucson, Arizon

John M. Montano, Jr.
1827 E. Mabel Tucson, Arizona

ARTICLE III

The principal place of business of this corporation shall be Tucson, Pine County, Arizona, and such other branch offices as the Board of Directors may designate from time to time either within or without the State of Arizona.

ARTICLE IV

The general structure and purpose of the business to be tranasacted is as follows:

(a) To engage in the general business of an ambulance service, transporting sick, injured or deceased persons.

(b) To engage in the general business of providing ambulance services for: Pima County, the city of Tuscon, funeral homes, mortuaries, medical schools, nursing homes, hospitals, or any other person or persons, either within or without the state of Arizona, who may wish to utilize an ambulance service; and, in conjunction therewith to lease, sell, rent, service, or otherwise deal in ambulances, limousines, hearses, flower             , and any and all types of medical, mortuary, or ambulance equipment.

(c) To establish, maintain, carry on and conduct a general ambulance service; and in conjunction therewith to own, operate and engage in an escort service to lead, direct and supervise funeral professions, motorcades or parades by means of, but not limited to, motor cycle, motor scooter or motor vehicle.

(d) To engage in the general business of providing an escort service for funeral homes, mortuaries or any other person using the public streets or highways of the State of Arizona, who may need or desire an escort and where such an escort may be lawful to render.

(e) To issue, purchase, hold, sell, cancel, and transfer the shares of its own capital stock; provided it shall not use its funds or property for the purchase of its own shares of capital stock, when such use would cause an impairment of its capital, except as otherwise permitted by Law; provided further that shares of its own capital stock belonging to it shall not be voted upon directly or indirectly. To issue bonds, debentures, or obligations of this corporation from time to time for any of the objects or purposes of this corporation and to secure the same by mortgage, pledge, deed of trust or otherwise.

(f) To establish, purchase, carry on, maintain, conduct and dispose of any type of business as natural person is empowered to do, to perform any acts with respect to any such business that a natural person is empowered to perform, not inconsistent with the Law existing at the time and place the set or acts is performed. And in conjunction therewith, to acquire all or any part of the good will, rights, property and business of any person, syndicate, partnership, association, corporation or any other entity engaged in any business; to pay for the same in cash or in stock, bonds, or other obligations of this corporation or otherwise; to hold, utilize or in any manner dispose of the whole or any part of the rights or property so acquired; and to assume, in connection therewith, any liabilities of any such person, syndicate, partnership, association, corporation or other entity; to conduct in any Lawful manner the whole or any part of the business, thus acquired.

(g) To become a member of any partnership, syndicate, association, corporation or other entity for sharing profits, union of interest, reciprocal concessions or other cooperation in the carrying on of any business.

(h) To borrow or raise monies for any of the purpose of the corporation and from time to time to draw, make, accept, endorse, execute, and issue promissory notes, drafts, warrants, bonds, debentures, and other negotiable or non-negotiable instruments and evidences of indebtedness and to secure the payment thereof and the interest thereon by mortgage on, pledge of, conveyances, or assignment in trust of

the whole or any part of the             , real, personal or mixed, including contract rights, whether in the                      or thereafter acquired of this corporation, and                      ,              or otherwise dispose of such security or other obligations of the corporation for its corporate purpose.

(i) To buy, sell, own, vote, and generally deal in and with, as fully as a natural person is empowered to do, the shares, bonds, or debentures of any other corporation or business.

(j) To do any act that a natural person is empowered to do, not inconsistent with the purposes set forth above—including, but not limited to, purchasing life insurance on its officers and buy employees; to establish stock options, pension plans, profit sharing plans for the benefit of its officers, directors, and employees.

ARTICLE V

The commencement of this corporation shall be the date of issuance to it of a certificate of incorporation by the Arizona Corporation Commission, and it shall endure for the full term of 25 years thereafter, with the privilege of renewal as provided by law.

ARTICLE VI

The affairs of this corporation shall be conducted by a Board of Directors who shall be elected at the annual meeting of stockholders, and shall hold office until the next annual meeting of stockholders, and until their successors have been duly elected and qualified. The first Board of Directors shall be selected at the first organizational meeting of the incorporation. The number of directors shall not be less than 3 and shall be fixed from time to time by the by-laws or Resolutions of the Board of Directors of this corporation, and the number of said directors may be altered as therein provided. Any vacancy in the Board of Directors may be filled by the remaining directors, and the persons so elected shall hold office for the unexpired term of the retiring director, and until his successor shall have been duly elected and qualified.

ARTICLE VII

The annual meeting of the stockholders of this corporation shall be held on the 1st Friday of June of each calendar year, or at each other time as the Board of Directors may from time to time determine, and not inconsistent with law at that date. The Board of Directors shall have the power to adopt, alter and rescind by-laws for the government of this corporation; sell, transfer, mortgage, pledge, hypothecate, encumber and otherwise deal with or dispose of any of the property and assets, tangible or intangible, of this corporation, upon such terms and conditions as the Board of Directors may deem proper. The Board of Directors shall exercise all powers not expressly withheld from it by Law or by these articles of incorporation, and shall prescribe and direct the policy of, and manner in which, all business of said corporation shall be transacted.

ARTICLE VIII

The officers of this corporation shall be as prescribed by the by-law of this corporation. The officers shall be elected by the Board of Directors after the annual meeting of the             , said officers shall hold office for one year and until such time as their members have been duly elected and qualified. The first officers of this corporation shall be elected by the Board of Directors at its first meeting after the election of its members by the incorporators, as herein-before provided.

ARTICLE IX

The amount of capital stock of this corporation shall be 600,000.00 Dollars, divided into six hundred thousand shares of common stock of $1.00 par value. At such time or times as the Board of Directors may require or direct, said capital stock shall be paid into the corporation, either in cash, or by the sale, transfer or                      to it of real or personal property, contracts, services, or any other valuable right or thing, for the use and purposes of this corporation in payment for which shares of the capital stock of this corporation so issued, shall thereupon and thereby become, and be, fully paid and accessesable forever; and in the absence of actual fraud in the transaction, the judgment of the Board of Directors as to the value of the rights, contracts, the property purchased, transferred or services rendered, shall be conclusive. The maximum indebtedness to which this corporation shall be the maximum limitation imposed by law.

ARTICLE X

The private property of the stockholders of this corporation is to be forever exempt from the debts, liabilities or obligations of any type, manner or character whatsoever of this corporation.

ARTICLE X

Michael J. Brown, of 222 North Court, Tucson, Pima County, Arizona, who has been a bona fide resident of the State of Arizona for more than 3 years last              is hereby appointed the Statutory Agent for this corporation for all purposes required by Law. The Board of Directors may revoke such appointment and shall have the power to fill such vacancy.

IN WITNESS WHEREOF, the incorporation have hereunder              their hands and seals this 28th day of April, 1966.

WILLIAM C. KORDSIEMON

JAMES F. RONSTADT

JOHN M. MONTANO, Jr.

STATE OF ARIZONA	)
	)	ss.
County of Pima	)

Before me, this 28th day of April, 1966, personally appeared WILLIAM C. KORDSIEMON, JAMES F. RONSTADT, and JOHN M. MONTANO, JR. known to me to be the persons whose names are subscribed to the foregoing instrument and acknowledged that they executed the same for the purposes therein contained.

IN WITNESS WHEREOF, I hereunto set my hand and official seal.

Notary Public

My Commission Expires:

11/9/67

STATE OF ARIZONA	)
	)	ss.
County of Pima	)

I, Anna Sullinger, County Recorder in and for the County and State aforesaid, do hereby certify that the above and foregoing is a full, true and correct copy of Articles of Incorporation of Kord’s Ambulance Service, Inc. filed and recorded in my office on 4th of May, 1966, in Book No. 2737 of Dockets at Page 197-203, Inc. thereof.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal of office, this 30th day of December, 1969

ANNA SULLINGER, COUNTY RECORDER

By
Deputy

ARTICLES OF AMENDMENT

TO THE ARTICLES OF INCORPORATION

OF KORD’S AMBULANCE SERVICE, INC.

1. The name of the corporation is KORD’S AMBULANCE SERVICE, INC.

2. Attached hereto as Exhibit A. Is the text of each amendment adopted.

3. The amendment does not provide for an exchange, reclassification or cancellation of issued shares.

4. The amendment was adopted on the 23rd day of May, 1997.

5. The amendment was approved by the shareholders. There is one voting group. There are 36,387 shares of common stock issued and outstanding and all 36,387 shares are eligible to vote on the amendment. All 36,387 shares were cast in favor of the amendment. No shares were cast in opposition. The number of shares in favor was sufficient for approval of the amendment.

DATED this 23rd day of May, 1997

KORD’S AMBULANCE SERVICE, INC.

By
Chairman of the Board of Directors

By
Secretary

STATE OF ARIZONA	)
	)	ss.
County of Maricopa	)

The foregoing instrument was acknowledged before me this 23rd day of May 1997 by Robert Ramsey, Chairman of the Board of Directors and Barry Landon, Secretary of KORD’S AMBULANCE SERVICE, INC., on behalf of the corporation.

/s/ Jacque Tenge
Notary Public

My Commission Expires: 2-6-98

EXHIBIT “A”

ARTICLES OF AMENDMENT

TO THE

ARTICLES OF INCORPORATION OF

KORD’S AMBULANCE SERVICE, INC.

Article “FIRST” is amended to read:

FIRST

“The name of the corporation is SOUTHWEST AMBULANCE OF TUCSON, INC.

STATE OF ARIZONA

ARTICLES OF RESTATEMENT

OF

KORD’S AMBULANCE SERVICE, INC.

Pursuant to Section 10-1007 of the Arizona Revised Statutes, the undersigned corporation hereby certifies as follows:

1. The name of the corporation is “Kord’s Ambulance Service, Inc.”

2. The corporation has restated its Articles of Incorporation. The Restated Articles of incorporation of the corporation are attached hereto as Exhibit A and incorporated herein by reference.

DATED: March 14, 1996.

KORD’S AMBULANCE SERVICE, INC., an Arizona corporation

By:

EXHIBIT A

RESTATED ARTICLES OF INCORPORATION

OF

KORD’S AMBULANCE SERVICE, INC.

FIRST: The name of the corporation is Kord’s Ambulance Service, Inc.

SECOND: The aggregate number of shares which the corporation shall have authority to issue is 600,000 common shares, all of which shares shall be of a single class and shall have a $1.00 par value.

THIRD: The character of business which the corporation initially intends actually to conduct in the State of Arizona is ambulance service.

FOURTH: The names. and then applicable addresses of the initial directors were: William C. Kordsiemon, 2111 East Monte Vista Drive, Tucson, Arizona; James F. Ronstadt, 2112 East Monte Vista Drive, Tucson, Arizona; and John M. Montano, 1827 East Mabel, Tucson, Arizona.

FIFTH: The name and then applicable address of the initial statutory agent were: Michael J. Brown, 222 North Court, Tucson, Arizona.

SIXTH: The street address of the known place of business of the corporation is 4755 East 22nd Street, Tucson, Arizona 85711.

SEVENTH: The names and then applicable addresses of the incorporators were: William C. Kordsiemon, 2111 East Monte Vista Drive, Tucson, Arizona; James F. Ronstadt, 2112 East Monte Vista Drive, Tucson, Arizona; and John M. Montano, 1827 East Mabel, Tucson, Arizona.

EIGHT: To the full extent now or hereafter permitted by law, the personal liability of a director to the corporation or its shareholders for damages, monetary or otherwise, for breach of any duty, including fiduciary duty, is hereby eliminated.

NINTH: To the full extent now or hereafter permitted by law, the corporation shall indemnify its directors and officers.

KORD’S AMBULANCE SERVICE, INC., an Arizona corporation

By:
President

STATE OF ARIZONA

CERTIFICATE ACCOMPANYING

ARTICLES OF RESTATEMENT

OF

KORD’S AMBULANCE SERVICE, INC.

Pursuant to Section 10-1007(1) and (2) of the Arizona Revised Statutes, the undersigned corporation hereby certifies as follows:

1. The Restated Articles of Incorporation of Kord’s Ambulance Service, inc., an Arizona corporation, attached to the Articles of Restatement of even date herewith (the “Restated Articles”) contain amendments to the corporation’s Articles of Incorporation which require shareholder approval.

2. The text of the amendments is set forth in the Restated Articles (which are incorporated herein by reference) and is summarized as follows:

a. Clarifying the character of the corporation’s initial business (Article THIRD).

b. Clarifying the corporation’s known place of business (Article SIXTH).

c. Adding a provision (Article SIXTH) regarding elimination of personal liability of a director.

d. Adding a provision (Article SEVENTH) regarding indemnification.

e. Deleting prior provisions that are not necessary for inclusion in the Articles Of Incorporation under the Arizona Business Corporations Act, which became effective January 1, 1996.

f. Making various changes in grammar, syntax, punctuation, order and numbering.

3. The Restated Articles were recommended by the corporation’s Board of Directors on March 14, 1996, and adopted by the corporation’s shareholders on March 14, 1996.

4. The number of shares of the corporation outstanding at the time of such adoption and entitled to vote thereon was 36,387 shares of common stock. The common stock is of a single class. The number of votes of the common stock holders indisputably represented in the vote was 36,387.

5. The number of shares voting for the amendment was 36,387, and the number of shares voting against the amendment was -0-. The number of votes cast by the holders of common stock was sufficient for approval by that sole voting group.

DATED: March 14, 1996.

KORD’S AMBULANCE SERVICE, INC., an Arizona corporation

By:
President